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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

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COUNTRY OR REGION                              OFFICIAL NAME
-----------------                              -------------
Argentina                                      Ariba Argentina
Australia                                      Ariba Australia Pty Ltd
Brazil                                         Ariba Brazil Limitada
Canada                                         Ariba Technologies Canada, Inc.
Cayman Islands                                 Ariba Holdings, Inc.
France                                         Ariba France Sarl
Germany                                        Ariba Deutschland GmbH
Hong Kong                                      Ariba (China) Limited
India                                          Ariba Technologies India Private Limited
Ireland                                        Ariba Technologies Ireland Limited
Italy                                          Ariba Italia S.r.l.
Japan                                          Nihon Ariba, K.K.
Korea                                          Ariba Korea, Ltd.
Latin America                                  Ariba Latin America, Inc.
Netherlands                                    Ariba Technologies Netherlands B.V.
New Zealand                                    Ariba New Zealand
Spain                                          Ariba Iberia, S.L.
Sweden                                         Ariba Sweden AB
Switzerland                                    Ariba Switzerland GmbH/Sarl/Ltd liab Co.
United Kingdom                                 Ariba U.K. Limited
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